Exhibit 99.2

Trinity Services, LLC

Big Vehicle & Equipment Company, LLC

Unaudited Combined Financial Statements

Three Months Ended March 31, 2019 and 2018

Trinity Services, LLC

Big Vehicle & Equipment Company, LLC

Financial Statements

Unaudited Combined Balance Sheets	3
Unaudited Combined Statements of Loss and Members' Equity	4
Unaudited Combined Statements of Cash Flows	5-6
Notes to Unaudited Combined Financial Statements	7-11

2

Trinity Services, LLC

Big Vehicle & Equipment Company, LLC

Combined Balance Sheets

Unaudited

	March 31, 2019	December 31, 2018
Assets

Current assets:
Cash	$95,858	$-
Receivables (Notes 1 and 7)	1,377,985	1,174,877
Prepaids	29,463	47,141
Costs and estimated earnings in excess of billings on uncompleted contracts (Note 2)	-	19,471

Total current assets	1,503,306	1,241,489

Property and equipment (Note 4), less accumulated depreciation	3,313,974	3,377,636
Total Assets	$4,817,280	$4,619,125

Liabilities and Members' Equity

Current liabilities:
Notes payable (Note 5)	$22,669	$36,872
Accounts payable	776,055	811,802
Accrued expenses	18,991	25,159
Current maturities of long-term debt (Note 6)	339,880	381,542

Total current liabilities	1,157,595	1,255,375

Long-term debt, less current maturities (Note 6)	563,244	626,806

Total liabilities	1,720,839	1,882,181

Members' equity	3,096,441	2,736,944

	$4,817,280	$4,619,125

See accompanying summary of accounting policies and notes to combined unaudited financial statements.

3

Trinity Services, LLC

Big Vehicle & Equipment Company, LLC

Combined Statements of Loss and Members’ Equity

Unaudited

Three Months Ended March 31,	2019	2018

Revenue (Note 7)	$1,456,864	$818,445

Cost of revenue (Note 7)	1,227,610	690,229

Gross profit	229,254	128,216

Selling, general and administrative expenses	204,763	164,127

Operating income (loss)	24,491	(35,911)

Other income (expense):

Interest expense	(10,683)	(8,445)
Other income	10,340	-
Miscellaneous expense	(2,252)	(386)

Other expense	(2,595)	(8,831)

Net income (loss)	21,896	(44,742)

Members' equity, beginning of year	2,736,944	2,319,055
Contributions	337,601	605,210
Distributions	-	(14,631)

Members' equity, end of year	$3,096,441	$2,864,892

See accompanying summary of accounting policies and notes to unaudited combined financial statements.

4

Trinity Services, LLC

Big Vehicle & Equipment Company, LLC

Combined Statements of Cash Flows

Unaudited

Three Months Ended March 31,	2019	2018

Cash Flows From Operating Activities:
Net income (loss	$21,896	$(44,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,662	65,073
Change in operating assets and liabilities:
Receivables	(203,108)	260,062
Costs and estimated earnings in excess of billings on uncompleted contracts	19,471	(99,168)
Prepaids	17,678	16,036
Accounts payable	(35,747)	(394,055)
Accrued expenses	(6,168)	24,946

Net cash used in operating activities	(122,316)	(171,848)

Cash Flows From Investing Activities:
Capital expenditures	-	(317,002)

Net cash used in investing activities	-	(317,002)

Cash Flows From Financing Activities:
Principal payments on notes payable	(14,203)	(18,178)
Principal payments on long-term debt	(105,224)	(82,831)
Members' contributions	337,601	605,210
Members' distributions	-	(14,631)

Net cash provided by financing activities	218,174	489,570

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Three Months Ended March 31,	2019	2018

Net increase (decrease) in cash	$95,858	$720

Cash at beginning of period
	-	-

Cash at end of period	$95,858	$720

See accompanying summary of accounting policies and notes to unaudited combined financial statements.

6

Trinity Services, LLC

Big Vehicle & Equipment Company, LLC

Combined Statements of Cash Flows

Unaudited

Note 1 – Summary of Accounting Policies

Basis of Combination

The accompanying unaudited combined financial statements include the accounts of Trinity Services, LLC and Big Vehicle & Equipment Company, LLC which are under identical control and ownership. All significant intercompany accounts and transactions have been eliminated in the combination.

Business

Trinity Services, a Louisiana limited liability company formed on March 24, 1997, provides various oil field services primarily in Eastern Texas. Services include, but are not limited to, clearing and preparing oil well sites for drilling, constructing reserve pits, closing pits, and saltwater disposal.

Revenue and Cost Recognition

Revenue is determined from contracts under the percentage-of- completion method by comparing total costs incurred to date to the estimated total costs for each contract. The cost-to-cost method is used because management considers costs to be the best available measure of progress on these contracts. Contracts are usually short-term and last a month or two. Revenue is therefore normally billed at the completion of each contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs and depreciation. Selling, general and administrative costs are charged to expense as incur red. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Changes in job performance, job conditions and estimated profitability, including those arising from contract change orders, contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at cost less an allowance for doubtful accounts. The Company records an allowance for doubtful accounts based on specifically identified amounts believed to be uncollectible. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers' credit worthiness or other matters affecting the collectability of amounts due from such customers could have a material effect on the Company's results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Bad debts are infrequent and immaterial due primarily to the large corporate customers purchasing the Company's services. As of March 31, 2019 and December 31, 2018, the allowance for doubtful accounts was $25,000. The Company's policy is not to accrue interest on accounts receivable.

7

Subsequent Events

The Company has evaluated subsequent events through August 6, 2019 which was the date the financial statements were available to be issued. No material subsequent events have occurred since March 31, 2019 that required recognition or disclosure in the financial statements, except for the transaction as described in Note 10.

Statements of Cash Flows

For purposes of reporting cash flows, cash includes cash in bank accounts. All cash is held in one bank, and at times' may exceed the federally insured limit by the Federal Deposit Insurance Corporation (FDIC).

Cash for all affiliated companies is maintained in a single sweep account. Cash from several accounts is transferred each night into a control account from which all checks are cleared including loan payments. The total amounts of these transactions are reflected as member contributions and distributions as of the end of each year.

Note 2 – Receivables

Receivables are as follows:

	March 31,	December 31,
	2019	2018
Trade Accounts	$1,402,985	$1,172,006
Affiliates	-	27,871
Employees	-	-
	1,402,985	1,199,877
Less allowance for bad debts	25,000	25,000
Receivables	$1,377,985	$1,174,877

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Note 3 – Cost and Estimated Earnings on Uncompleted Contracts

Contracts in progress for three months ended March 31, 2019 and year ended December 31, 2018, are summarized as follows:

	March 31,	December 31,
	2019	2018
Cost incurred on uncompleted contracts	$-	$16,064
Estimated earnings	-	3,407
	-	19,471
Less billings to date	-	-
	$-	$19,471

Included in accompanying combined balance sheets under the following captions:

	March 31,	December 31,
	2019	2018
Cost and estimated earnings in excess of billings on uncompleted contracts	$-	$19,471
Billings in excess of costs and estimated earnings on uncompleted contracts	-	-
	-	19,471
Less billings to date	-	-
	$-	$19,471

Note 4 – Property and Equipment

Major classes of property and equipment consist of the following:

	March 31,	December 31,
	2019	2018
Buildings and land	$22,000	$22,000
Vehicles	446,357	446,357
Machinery and equipment	4,808,290	4,808,290
	5,276,647	5,276,647
Less accumulated depreciation	1,962,673	1,899,011
Property and equipment, net	$3,313,974	$3,377,636

Depreciation and amortization expense amounted to $63,662 and $65,073 for the three months ended March 31, 2019 and 2018, respectively.

Note 5 – Notes Payable

The Company has a note payable with a financial corporation to finance business insurance. The 5.4% note is due in monthly installments of $5,363 through July 2019. The balance as of March 31, 2019 and December 31, 2018 was $22,669 and $36,872, respectively.

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Note 6 – Long-Term Debt

	March 31,	December 31,
	2019	2018

4.19% note payable to a financial corporation, due in 36 monthly installments of $1,219 including interest through January 2020, collateralized by transportation equipment	$11,938	$15,445

4% note payable to a financial corporation, due in 36 monthly installments of $11,535 including interest through October 2019, collateralized by equipment	78,657	113,261

4% note payable to a financial corporation, due in 36 monthly installments of $7,275 including interest through October 2019, collateralized by equipment	42,332	71,430

8% note payable to a financial corporation, due in 60 monthly installments of $1,573 including interest through June 2022, collateralized by transportation equipment	53,850	57,428

4.39% note payable to a financial corporation, due in 60 monthly installments of $679 including interest through December 2022, collateralized by transportation equipment	27,417	29,822

5.49% note payable to a financial corporation, due in 60 monthly installments of $751 including interest through April 2023, collateralized by transportation equipment	32,125	34,676

4.9% note payable to a financial corporation, due in 60 monthly installments of $777 including interest through August 2023, collateralized by transportation equipment	36,949	38,818

4.9% note payable to a financial corporation, due in 60 monthly installments of $769 including interest through August 2023, collateralized by transportation equipment	36,538	38,436

2.72% note payable to a financial corporation, due in 48 monthly installments of $8,676 including interest through May 2022, collateralized by equipment	315,710	339,513

7.95% note payable to a financial corporation, due in 48 monthly installments of $2,341 including interest through November 2022, collateralized by equipment	89,064	94,509

7.95% note payable to a financial corporation, due in 48 monthly installments of $4,945 including interest through November 2022, collateralized by equipment	178,544	175,010

Total debt	903,124	1,008,348
Less current maturities	339,880	381,542
Long-term debt	$563,244	$626,806

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Note 7 – Major Customers and Suppliers

The Company had sales to three customers during the three months ended March 31, 2019 that accounted for 33%, 24% and 22% or more of total revenue. The Company had sales to two customers during the year ended December 31, 2018 that accounted for 53% and 20% or more of total revenue.

The Company had two suppliers which accounted for 36% and 23% of total materials and services purchased during the three months ended March 31, 2019. The Company had two suppliers which accounted for 33% and 33% of total materials and services purchased during the year ended December 31, 2018.

Note 8 – Related Party Transactions

An affiliated company paid the administrative and accounting overhead for the Company and other related affiliated companies. These expenses are not allocated to these entities including the combined entities of Trinity Services, LLC and Big Vehicle & Equipment Company, LLC.

The Company paid worker compensation insurance premiums of $20,987 for the three months ended March 31, 2019, for an affiliate in which the member is majority shareholder. The Company has receivables related to the expenditures in the amount of $23,769 and $20,845, as of March 31, 2019 and December 31, 2018, respectively.

The Company paid fuel costs of $59,006 for the three months ended March 31, 2019, on behalf of an affiliate in which the member is a majority shareholder. The Company has receivables related to these expenditures in the amount of $7,685 and $7,026 as of March 31, 2019 and December 31, 2018, respectively.

Note 9 – Supplemental Cash Flow Information

Cash paid for interest totaled $5,726 and $8,072 for the three months ended March 31, 2019 and 2018, respectively.

Note 10 – Subsequent Events

On June 3, 2019, the Members of the Company entered into an agreement to exchange their membership interests in the Company for 2,000 shares of SMG Industries, Inc. Series A secured convertible preferred stock, cash consideration and debt assumption pursuit to the terms of the agreement. The closing took place on June 26, 2019 when all of the closing conditions set forth in the agreement were satisfied or waived. Just prior to closing Big Vehicle & Equipment Company LLC was restructured and became a wholly owned subsidiary of Trinity Services LLC.

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